Exhibit 10.4

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of July 14, 2026, by and between Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“Bank”) and Tenaya Therapeutics, Inc., a Delaware corporation (“Borrower”).

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 6, 2024 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank (a) consent to the sale or abandonment by Borrower of certain Equipment listed on Exhibit C hereto in connection with Borrower’s termination of its real property lease at 33498 Central Avenue, Union City, California (the “Purchased Equipment”) and (b) amend the Loan Agreement to modify the Collateral description to release its Lien on the Purchased Equipment.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 12.2 (Definitions). The following terms and their respective definitions hereby are restated in their entirety in Section 12.2 of the Loan Agreement, as appropriate, to read as follows:

“Collateral” consists of all of Borrower’s right, title and interest in and to the following personal property:

(a) (i) all goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, securities accounts, securities entitlements and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and (ii) all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

(b) Notwithstanding the foregoing, the Collateral does not include (i) any interest of Borrower as a lessee or sublessee under a real property lease; (ii) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); provided that upon the termination, lapsing or expiration of any such

1634349385.2

prohibition, such license shall automatically be subject to the security interest granted in favor of Bank hereunder and become part of the “Collateral”, (iii) any Excluded Account, (iv) any interest of Borrower as a lessee under an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Bank; (v) the Equipment listed on Exhibit C hereto, and (vi) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.

(c) Pursuant to the terms of a certain negative pledge arrangement with Bank as set forth in this Agreement, Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.

2.2 Exhibits. The Loan Agreement is amended to add a new Exhibit C thereto in the form attached as Exhibit C to this Agreement.
.

3. Limited Consent to Sale of Equipment. Notwithstanding any provision of the Loan Agreement to the contrary, Bank hereby consents to (a) Borrowers’ sale of the Purchased Equipment on commercially fair reasonable terms (as determined by Borrower) in exchange for cash received by Borrower or abandonment of the Purchased Equipment, and (b) Borrower’s use and application of the proceeds received in connection with the sale by Borrower of the Purchase Equipment in any matter that is not inconsistent with the terms of the Loan Agreement (as amended hereby).

4. Limitation of Agreement.

4.1 This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Agreement shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Default or Event of has occurred and is continuing. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents;

5.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

5.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized by all necessary action on the part of Borrower;

5.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

7. Integration. Except as expressly modified pursuant to this Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

8. Fees and Expenses. Borrower shall pay to Bank on the date first listed above (a) all Bank Expenses due and owing as of the date hereof. The fees and expenses listed in the previous sentence may be debited from any of Borrower’s accounts at Bank.

9. Conditions to Effectiveness. The parties agree that the obligations of Bank herein shall be effective upon the satisfaction of each of the following conditions precedent, each in form and substance satisfactory to Bank in its sole discretion, on or prior to the date first listed above: (a) the due execution and delivery to Bank of this Agreement by each party hereto; and (b) the payment of all fees and expenses owing by Borrower to Bank under Section 9 above to the extent requested in writing by Bank.

10. Miscellaneous.

This Agreement shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

10.1 Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

10.2 This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.3 The Loan Documents are hereby amended wherever necessary to reflect the changes described above.

10.4 Section 11.9 of the Loan Agreement applies to this Agreement.

10.5 This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK	BORROWER
FIRST-CITIZENS BANK & TRUST COMPANY By: /s/Tom Seminara Name: Tom Seminara Title: Vice President	TENAYA THERAPEUTICS, INC. By: /s/Jennifer Drimmer Rokovich Name: Jennifer Drimmer Rokovich Title: General Counsel and Secretary

[Signature Page to First Amendment to Loan and Security Agreement]

1634349385.3

EXHIBIT C

“Purchased Equipment”

See attached

1634349385.3